SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                       GOLF TRAVEL PROMOTIONS, INC.
     ------------------------------------------------------------------
              (Exact name of registrant as specified on its charter)

         FLORIDA                  7299              04-3671818
     ----------------       ---------------      -----------------
(State or jurisdiction of   (Primary Standard   (I.R.S. Employer
incorporation or             Industrial          Identification No.)
organization)                Classification
                             Code Number)

    11834 Island Lakes Lane, Boca Raton, FL  33498, (561) 477-0852
----------------------------------------------------------------------
     (Address and telephone number of principal executive offices)

Ronald Sawchuk, 11834 Island Lakes Lane, Boca Raton, FL  33498, (561) 477-0852
------------------------------------------------------------------------------
         (Name, address and telephone number of agent for service)

                                 Copies to:

                              L. Van Stillman
                            L. Van Stillman, PA
                     1177 George Bush Blvd., suite 308
                        Delray Beach, Florida 33483
                               (561) 330-9903
                         Facsimile (561) 330-9116

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under
the Securities Act of 1933, check the following box.   [X]_______________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                                      I

                      CALCULATION OF REGISTRATION FEE

                                        PROPOSED
                        PROPOSED        MAXIMUM
TITLE OF EACH           MAXIMUM         AGGREGATE         AMOUNT OF
CLASS OF SECURITIES     AMOUNT TO BE    OFFERING PRICE    OFFERING      REGISTRATION
TO BE REGISTERED        REGISTERED      PER SHARE <F1>     PRICE<F1>      FEE<F1>
-------------------     ------------    --------------    ---------     ------------
common stock,
$.0001 par value
to be sold by the
Company                  2,500,000       $  .20            $ 500,000     $  40.50

common stock,
$.0001 par value
to be sold by
selling shareholders       647,500       $  .20            $ 129,500     $  10.49
                                                                         ----------
Total                    3,147,500       $  .20            $ 629,500     $  50.99
                                                                         ==========

---------------------

<F1>
(1) Estimated solely for the purpose of determining the amount of the registration fee.

---------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.





                                      II

                             -----------------
                                PROSPECTUS
                             -----------------

                       GOLF TRAVEL PROMOTIONS, INC.
                         (A Florida Corporation)

     This is our initial public offering. We are offering a total of 3,147,500 shares of our common stock. All of the shares being offered by us will be sold at a price per share of $0.20. The selling shareholders will offer their shares at a price per share of $0.20.
Of the shares being offered:

     1)  647,500 are being registered for sale by selling shareholders and
     2)  2,500,000 are being registered for sale by us

     We will not receive any proceeds from the sale of any of the shares by selling shareholders. We will be selling all of the 2,500,000 shares of common stock we are offering on a "best efforts basis" and will not use an underwriter or pay a commission for the sale of the shares. No arrangements have been made to place funds in escrow, trust or any similar account. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. This offering will terminate on the earlier of the sale of all of the shares or 60 days after the date of the prospectus.

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

                     ________________________________

       INVESTING IN OUR STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

             The date of this Prospectus is August 27, 2003

                             TABLE OF CONTENTS


PROSPECTUS                                                            1

PROSPECTUS SUMMARY                                                    4

RISK FACTORS                                                          7

FORWARD LOOKING STATEMENTS                                           10

DILUTION                                                             11

USE OF PROCEEDS                                                      12

DIVIDEND POLICY                                                      13

DETERMINATION OF OFFERINCE PRICE                                     13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION                                                 13

BUSINESS                                                             16

MANAGEMENT                                                           21

PRINCIPAL SHAREHOLDERS                                               23

SELLING SHAREHOLDERS                                                 24

CERTAIN RELATIONSHIPS AND TRANSACTION WITH MANAGEMENT AND OTHERS     25

LITIGATION                                                           25

DESCRIPTION OF SECURITIES                                            26

STATEMENT AS TO INDEMNIFICATION                                      28

PLAN OF DISTRIBUTION                                                 29

LEGAL MATTERS                                                        31

EXPERTS                                                              31

WHERE YOU CAN FIND MORE INFORMATION                                  32

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  Financial Statements
  Independent Auditors' Report

SIGNATURES

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS



As used in this prospectus, the terms "we," "us," "our," and "the Company," mean Golf Travel Promotions, Inc., a Florida corporation. The term "Selling Shareholders" means our shareholders who are offering to sell their shares of Golf Travel Promotions, Inc. common stock which are being registered through this prospectus. The term "common stock" means our common stock, no par value per share and the term "shares" means the 3,147,500 shares of common stock being offered through this prospectus.

                            PROSPECTUS SUMMARY
                            ------------------

                       GOLF TRAVEL PROMOTIONS, INC.


Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.

The Company
-----------

We were incorporated in Florida on March 18, 2002 and our executive offices are located at 11834 Island Lakes Lane, Boca Raton, FL 33498. Our telephone number is (561) 477-0852.

We are a start up company engaged in the business of providing marketing services for golf related travel destinations, focusing primarily on hotels and resorts located in close proximity to prestigious golf courses. Within this business, our primarily emphasis is on hotels and resorts located outside of the United States who are attempting to educate American travelers about their facilities. We are able to create digital brochures for such hotels and resorts. While we can produce traditional, paper brochures if desired, we intend to also produce digital brochures in CD-ROM format and which can contain virtual tours, video or photograph layouts. We believe digital brochures can increase the effectiveness of a resort's presentation in a brochure because it allows for an interactive presentation with moving pictures and sounds not possible in a paper brochure. The digital brochures will allow viewers to more fully experience the proposed destination and its amenities such as golf course, restaurant or spa facility.

We have begun gathering footage to develop sample digital brochures for four premier golf hotels/resorts in Scotland. Once we obtain funding from this offering, we plan to submit proposals to each of these hotels to conduct marketing campaigns that utilize the digital brochures. At this time, however, we do not yet have any firm orders for a marketing campaign from any of these hotels, nor can there be assurance that we will be successful in obtaining any such orders.

To date we have achieved only $3,900 in revenues and our loss from inception to July 31, 2003 totaled $17,503 Our principal executive and administrative offices are located in space that is owned by Ronald Sawchuk, our President and Chief Executive Officer. We are not presently incurring any rent expenses associated with this space. We anticipate relocating from this space to a leased space, which would also be in Boca Raton, Florida within 90 days of our raising financing in a minimum amount of at least $250,000.

                                The Offering

Securities Offered                                  3,147,500 shares of
                                                    common stock, 2,500,000
                                                    of which we are offering
                                                    and 647,500 of which are
                                                    being offered by the
                                                    selling shareholders.


Common Stock Outstanding, before offering           3,347,500
Common Stock Outstanding, after offering            5,847,500


Proposed OTC Bulletin Board Symbol                  GTRV


Use of Proceeds                                     We will not receive any
                                                    proceeds from the sale of
                                                    common stock by our
                                                    selling shareholders.  If
                                                    we sell all 2,500,000
                                                    shares we are offering,
                                                    we will receive gross
                                                    proceeds of $500,000.
                                                    Any and all funds raised
                                                    from our sale of common
                                                    stock will be used for
                                                    working capital purposes,
                                                    including gathering
                                                    footage for and preparing
                                                    sample digital brochures
                                                    for prospective clients.


Dividend Policy                                     We do not intend to pay
                                                    dividends on our common
                                                    stock.  We plan to retain
                                                    any earnings for use in
                                                    the operation of our
                                                    business and to fund
                                                    future growth.

Risk Factors

     The securities offered by this prospectus are highly speculative and very risky. We have described the material risks that we face below. Before you buy, consider the risk factors described and the rest of this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. Please refer to "Risks Associated with Forward-looking Statements."

Summary Financial Data
----------------------

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.
                                                  BALANCE SHEET

                                                  July 31, 2003
                                                  -------------

        Current Assets                            $ 18,569
           Total Assets                           $ 19,947

        Total Liabilities                       $    -

        Total Shareholders                        ------------
        Equity                                    $ 19,947




                                            STATEMENT OF OPERATIONS
                                            For the Year ended
                                            July 31, 2003
                                            -----------------------

        Revenue                                   $  3,900
        Total Operating Expenses                  $(17,898)
                                                  ----------
        Net Loss                                  $(13,998)

        Loss per share                            $  (0.01)


As a recently formed development stage company, we have a net loss and may not be profitable in the future. If we do not achieve continued revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations that are operating results could cause the market value of our stock to decline.

                                RISK FACTORS
                                ------------

     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.

     Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related To Our Business
-----------------------------

We have very little operating capital and may be forced to file bankruptcy.
--------------------------------------------------------------------------

The growth of our business will require significant additional investment. We do not presently have adequate cash from operations or financing activities to meet our short term or long term needs. As of July 31, 2003, we had a total of $18,569 in capital to use in executing our business plan. We are able to operate going forward solely because our executive officer and other employees are currently providing services while deferring receipt of compensation until completion of this offering. We anticipate that unless we are able to raise net proceeds of at least $100,000 from this offering that we will not be able to execute our business plan in any meaningful way. However, even if all shares are sold in this offering and we raise net proceeds of $484,500 there can be no assurance that we will be successful in executing our plan or achieving profitability. Due to our early stage of development, regardless of the amount of funds we raise in this offering, there is a substantial risk that all investors may lose all of their investment. If we do not raise at least $100,000 in this offering, we expect that we will seek additional or alternative private financing or seek to sell the company if we can find a buyer. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If no alternative financing or buyer is found, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

We are a relatively young company and we may not be able to achieve or maintain profitability.
----------------------------------------------------------------------

We are a relatively young company and our proposed operations are subject to all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive and rapidly changing industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.

We expect to continue to incur operating losses in fiscal 2004, which ends July 31, 2004. If we do not achieve continued revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.

We anticipate that in the future we will make significant investments in our operations, particularly to support technological developments and sales activities and, that as a result, operating expenses are expected to continue to increase. We intend to make such investments on an ongoing basis, primarily from cash generated from operations and, to the extent necessary, funds available from this offering, as we develop and introduce new products and expand into new markets. If net sales do not increase with capital or other investments, we are likely to continue to incur net losses and our financial condition could be materially adversely affected. There can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis.

We have a history of operating losses and limited funds.
--------------------------------------------------------

We have a history of operating losses. If our business plan is not fully executed as planned, we may continue to experience losses as we continue to invest in our core businesses. Our current financial resources are limited and are insufficient for execution and expansion of our business plan. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that such financing will be obtained. Nor can we give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

There are numerous steps involved in providing our primary services and we may be unable to complete these steps.
-------------------------------------------------------------------

Production of digital brochures is time intensive and if we are unable to develop high demand this could result in a backlog of orders. This could result in poor customer service due to limited staff or higher costs due to outsourcing. Competition from the Internet has reduced the importance of travel agents and marketing directly to individuals would require higher production yields, for which our anticipated customers may not want to pay. Marketing directly to individuals would also place greater financial strain on our limited resources.
We intend to outsource the direct mail efforts in our customer's marketing plans. The price for these outsourced services may increase. Even though we have many potential vendors of these services, an increase in the price may not be something that we could pass on to our customers and thus could diminish the profits, if any, which we achieve.

Our independent auditor has expressed doubts about our ability to continue as a going concern.
-------------------------------------------------------------------

We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and there have been no significant revenues. These factors raise substantial doubt about our ability to continue as a going concern. Management's plans regarding our ability to continue as a going concern are disclosed in
Note 4 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our failure to respond to rapid technological changes may impair our operating results.
--------------------------------------------------------------------

The market for digital products is characterized by rapid technological advances, changing customer needs and evolving industry standards. Accordingly, to realize our expectations regarding our operating results, we depend on our ability to:

    (1) develop, in a timely manner, new products and services that keep pace with developments in technology;
    (2)     meet evolving customer requirements; and
    (3) enhance our current product and service offerings and deliver those products and services through appropriate distribution channels.

We may not be successful in developing and marketing, on a timely and cost-effective basis, either enhancements to our digital products or new products that respond to technological advances and satisfy increasingly sophisticated customer needs. If we fail to introduce new products, our operating results may suffer. In addition, if new industry standards emerge that we do not anticipate or adapt to, our products could be rendered obsolete and our business could be materially harmed. Alternatively, any delay in the development of technology upon which our products are based could result in our inability to introduce new products as planned. The success and marketability of technology developed by others is beyond our control.

Risks Related To The Offering
-----------------------------

We are not using an escrow agent for this offering, and are not required to raise any minimum amount before we can use the funds.
----------------------------------------------------------------

Because this is a best efforts, no minimum offering and because we are not using an escrow agent, we will be able to use any funds received in this offering as soon as we receive the funds. Accordingly, even if we sell only a nominal amount of shares in this offering, we will be able to use those funds and the funds will not be returned to the investor or investors. In this event the investor or investors who purchased the nominal amount of shares would likely lose their entire investment.

Our management will have broad discretion to use the proceeds of this offering and their uses may not yield a favorable return.
---------------------------------------------------------------------

While we intend to use the net proceeds from this offering principally for working capital needs, compensation to management, and general corporate purposes, including product and market development and increasing digital image inventory, most of the net proceeds of this offering have not been allocated for precise or specific uses. Our management will have broad discretion to spend the proceeds from this offering in ways with which stockholders may not agree. The failure of our management to use these funds effectively could result in unfavorable returns. This could have significant adverse effects on our financial condition and could cause the price of our common stock to decline.

The purchasers in the offering will immediately experience substantial dilution in net tangible book value.
----------------------------------------------------------------------

The initial public offering price is substantially higher than the net tangible book value per share of the outstanding common stock immediately after the offering. As a result, purchasers of shares will experience immediate and substantial dilution of approximately $0.114 in net tangible book value per share, or approximately 57% of the initial public offering price of $0.20 per share. In contrast, existing stockholders paid an average price of $.006 per share.

Future sales of our common stock may have a depressive effect upon its price.
----------------------------------------------------------------------

All 3,347,500 of the currently outstanding shares of common stock were issued at prices lower than the price of the shares of common stock in this offering. With the exception of the 647,500 shares of common stock being registered in this Registration Statement for our selling shareholders, these shares are "restricted securities" as that term is defined by Rule 144 of the Securities Act, and in the future, may be sold in compliance with Rule 144 or pursuant to an effective registration statement. Rule 144 allows a person, subject to certain requirements, who has beneficially owned restricted securities for a period of one year to, every three months, sell in brokerage transactions an amount that does not exceed the greater of (1) 1% of the outstanding number of shares of a particular class of such securities or (2) the average weekly trading volume in such securities on all national exchanges and/or reported through the automated quotation system of a registered securities association during the four weeks prior to the filing of a notice of sale by a securities holder. In the future, sales of presently restricted securities may have an adverse effect on the market price of our common stock should a public trading market develop for such shares.

You may not be able to buy or sell our stock at will and may lose your entire investment.
----------------------------------------------------------------------

We are not listed on any stock exchange at this time.   We hope to be
approved for quotation on the over the counter bulletin board. These are known as "penny stocks" and are subject to various regulations involving certain disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of you investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want.

Our shares are "Penny Stocks" which are subject to certain
restrictions that could adversely affect the liquidity of an investment in us.
-------------------------------------------------------------

Our shares are "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, which imposes sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In addition, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.


                    FORWARD LOOKING STATEMENTS
                    --------------------------

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "will," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

     Certain important factors may affect our actual results and could cause those results to differ significantly from any forward-looking statements made in this prospectus or otherwise made by us or on our behalf. For this purpose, any statements contained in this prospectus that are not statements of historical fact should be considered to be forward-looking statements. Words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negatives of those words, identify forward-looking statements. These statements appear in a number of places in this prospectus and include statements as to our intent, belief or expectations. These forward-looking statements are subject to the risks detailed below or elsewhere in this prospectus, or detailed from time to time in our filings with the Securities and Exchange Commission. See "Risks Associated With Forward-Looking Statements" on page 14.

                                  DILUTION
                                 ----------

Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at July 31, 2003 was $19,947, or $0.006 per share of common stock. Dilution per share represents the difference between the offering price of $0.20 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.

After giving effect to the completion of the offering and after deducting commissions (if any) and offering expenses estimated to be $15,500, our pro forma net tangible book value will be $504,447 or $0.086 per share. This represents an immediate increase in pro forma net tangible book value of $0.08 per share to existing stockholders and an immediate dilution of $0.114 per share, or approximately 57% of the offering price, to investors purchasing shares of common stock in the offering.

     Public offering Price per share                          $ 0.20
     Net Tangible Book Value per share before offering        $ 0.006
     Increase Per Share attributable to sale of these shares  $ 0.086
     Pro-Forma Net Tangible Book Value after offering         $ 504,447
     Dilution per share to Public Investors                   $ 0.114

The following table summarizes as of July 31, 2003, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares (see "Certain Transactions with Management and Others" for a description of these transactions). For purposes of this table, the sale to the public of these shares, is assumed to have taken place on July 31, 2003.




                         Shares Purchased       Total Consideration  Paid       Average Price
                        Number      Percent     Amount            Percent        per Share
                        ------      -------     ------            -------       -------------

Existing Shareholders  3,344,500     57.2%      $ 16,950            3.3%         $0.00511
New Investors          2,500,000     42.8%      $500,000           96.7%         $0.20
                       ---------    -------     --------          -------       -------------
Total                  5,844,500    100.0%      $516,950          100.0%         $0.0885


The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved:


Shares outstanding prior to offering     3,347,500

Total shares offered                2,500,000     2,500,000     2,500,000       2,500,000
Shares sold                           625,000     1,250,000     1,875,000       2,500,000
Public offering price                   $0.20         $0.20         $0.20           $0.20

Per share increase attributable to       .027         .049           .067             .08
new investors
NTBV per share prior to offering         .006         .006           .006            .006
                                  ------------   ----------     ---------       ---------
Post offering pro forma NTBV
 per share                               .033         .055           .073            .086
Dilution to new investors                .167         .145           .127            .114
Percent of dilution of the
 offering price                           84%          72%            64%             57%



                              USE OF PROCEEDS
                              ---------------

We will not receive any of the proceeds from the sale of any shares by the selling shareholders.

Our net proceeds from this offering will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,500 for legal, accounting, printing and other costs in connection with the offering. In order to have funds available to move forward with our business plan, we have to complete a minimum of between 25% and 50% of the offering, or $125,000 to $250,000. We wish to remind investors that there is no guarantee that we will fully complete this offering or obtain this minimum amount, and that the actual proceeds we receive from the offering could be substantially less than $500,000.

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. While management has developed the following estimates to the best of its ability, there can be no assurance that we will spend the use of proceeds exactly as laid out in the table.




  Total shares offered               2,500,000       2,500,000       2,500,000       2,500,000
  Percent of total shares offered          25%             50%             75%            100%
  Shares sold                          625,000       1,250,000       1,875,000       2,500,000

  Gross proceeds from offering         125,000         250,000         375,000         500,000
  Less: offering expenses               15,500          15,500          15,500          15,500
                                   -------------    ------------   ------------    ------------
  Net proceeds from offering           109,500         234,500         359,500         484,500

  Use of net proceeds
    Digital media equipment             15,000          20,000          25,000          25,000
    Sales & marketing                   35,000          50,000          75,000         100,000
    Travel                              15,000          25,000          35,000          50,000
    Compensation to management            -             35,000          60,000         100,000
  Operating expenses & working capital  44,500         104,500         164,500         217,500


It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,500,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us, or at all.

Possible working capital uses include such expenses as purchasing blank CD's, communications, office supplies, rent and utilities, and other ongoing selling, general and administrative expenses, to be determined by our executive officers based upon their assessment of our needs.

Any funds not used for the purposes indicated will be used for general working capital.

The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the numbers of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated above. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and our financial condition in general. See "Risk Factors - Risks Related to the Offering" for a further description of these risks. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the industry and the environment in which we operate, and/or regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

While we provide you with no assurance, we believe that the net proceeds of the offering, together with anticipated operating revenues, will be adequate to satisfy our working capital needs for approximately the next twelve month period.


                               DIVIDEND POLICY
                              ------------------

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future.



                     DETERMINATION OF OFFERINCE PRICE
                     --------------------------------

Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information. There is no relationship between the offering price of the common stock and our assets, earnings, book value or any other objective criteria of value.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATION
           -------------------------------------------------

Results and Plan of Operations
------------------------------

During the year ended July 31, 2003 we generated a total of $3,900 in revenue. This revenue was the result of our performance of marketing services for a local business and is not related to our primary intended line of business. During the period from March 18, 2002 (inception) through July 31, 2002 we did not achieve any revenues.

Our loss from inception to July 31, 2003 totaled $17,503 of which
$5,000 was paid in the form of stock based compensation to a consultant who subsequently became an employee.  Our loss per share
through this date was ($0.01).   Our officer and employees have agreed to
defer all salaries until we have raised a minimum of $250,000 in gross proceeds or we have achieved an aggregate minimum of $250,000 in revenues and gross proceeds from this offering combined.
Additionally, we currently operate in space owned by our chief executive officer in a rent-free arrangement under which our chief executive officer also has agreed to pay the direct expenses associated with our operations. Accordingly, our current cash requirement is nominal.

Management believes that sufficient financial resources will be available to us in order to meet our obligations for the twelve-month period following the date of this prospectus. Fully executing our business plan, however will significantly change our cash needs and monthly cash requirements. A discussion of our cash needs follows in the next section, "Liquidity and Capital Resources".

As of the date of this prospectus, we have identified four high-end golf courses and resorts as our first potential customers and have shot preliminary footage of their premises in order to create sample digital brochures for them.

Once we raise a minimum amount of $100,000 in funding, we will send the sample CDs to each resort for their review along with a proposal to conduct marketing services for them utilizing their CD as a sales piece. We will not send out the proposals until funding has been secured in order to avoid having insufficient funds to execute the contracts.

If a course or resort accepts our proposal, we hope to generate revenues by billing them for performing these marketing services.
There can be no assurance that we will secure any contracts to perform marketing services with any of these hotels.

Liquidity and Capital Resources
-------------------------------

At this time we do not have any significant current liabilities. In the future, however, our current liabilities may exceed our current assets. Expansion of our business will require significant capital resources that may be funded through the sale of equity or debt securities issued by us.

To date we have spent a total of $903 in general operating expenses and expenses associated with making initial contacts with potential clients. We raised the amounts used in these activities from a Regulation D offering in which we raised $15,250 and from our executive officer who invested $2,000 in us.

To date, we have managed to keep our monthly burn rate low for two reasons. First, our officer and other employees have agreed not to draw a salary until a minimum of $250,000 in funding is obtained or we have achieved an aggregate minimum of $250,000 in revenues and gross proceeds from this offering combined. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our officer who is also paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the agreement of our officer and employees, we believe that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations we have sufficient financial resources to meet our obligations for at least the next twelve months.

If we obtain funding from the sale of shares in this offering, we will be able to move forward with our business plan. Executing our business plan will significantly change our cash needs and monthly burn rate, however.

Based upon our planned use of proceeds from this offering, we will have to complete at least 25% of the offering, or $125,000 in order to have sufficient funds available to move forward with our business plan.

In the early stages of our business plan, we will need cash for marketing and promotions. Our most important goal will be securing customer agreements with hotels. Marketing and promotion of our product offering to obtain customer agreements is anticipated to cost us approximately $35,000.

Once any marketing contracts are secured, however, we will need cash to execute those initiatives. We anticipate having to carry the costs of purchasing CD's, mailing lists and any other marketing materials we need for at least 30 to 45 days until our first invoice is paid by a hotel. Management estimates that these costs at $4,000 to $6,000 per hotel depending upon the size of the mailing and desired campaign. Hotels with larger orders than this will be required to pay an up-front payment. Management expects to cover these costs with the proceeds from this offering, which are included under operating expenses and working capital in the Use of Proceeds section.

The next stage of our business plan involves aggressive customer acquisition efforts and is the main thrust we will need to make our company operational. Within the first year of our operations, our goal is to sign agreements with a minimum of twenty hotels and/or resorts. In order to achieve this, management anticipates it will require approximately $50,000, which management has budgeted for under the use of proceeds from this offering. We wish to remind investors that there is no guarantee that we will be able to secure any customers.

                                   BUSINESS
                                   --------

Background
----------

Golf Travel Promotions, Inc. was formed on March 18, 2002 and is authorized to issue 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of the date of this prospectus, 3,347,500 shares are issued and outstanding and no shares of preferred stock are issued and outstanding.

We are a start up company primarily engaged in the business of providing marketing services to golf hotels and resorts. Our primarily emphasis is on hotels and resorts located outside of the United States who are attempting to educate American travelers about their facilities. We are able to create digital brochures for such hotels and resorts. While we can produce traditional, paper brochures if desired, our primary service is the production of digital brochures in CD-ROM format and which can contain virtual tours, video or photograph layouts. We believe our digital brochures can increase the effectiveness of a resort's presentation in a brochure because it allows for an interactive presentation with moving pictures and sounds not possible in a paper brochure. The digital brochures will allow viewers to more fully experience the proposed destination and its amenities such as golf course, restaurant or spa facility.

We have begun gathering footage to develop sample digital brochures for four premier golf hotels/resorts in Scotland. Once we obtain funding from this offering, we plan to submit proposals to each of these resorts to conduct marketing campaigns that utilize the digital brochures. At this time, however, we do not yet have any firm orders for a marketing campaign from any of these hotels, nor can there be assurance that we will be successful in obtaining any such orders.

Industry Background
-------------------

According to the most recent data released by Travel Industry of America (TIA) 56.4 million Americans traveled abroad in 2002. This compares to 58 million in 2001 and 60.9 million in 2000. It is our management's belief that concerns over terrorism and the economy has made competition for travelers fiercer than in the past. Accordingly, developing new and innovative marketing plans is becoming increasingly more important for travel destinations. It is our belief that this will lead resorts and hotels to embrace our product offerings.

Hotels need to be more resourceful in attracting visitors, and travel agencies have been forced to compete with the emergence of the Internet. While travel agencies are redefining their businesses, they are still the largest "bookers" of high-end travel packages. While the Internet has cut into travel agent bookings, the biggest impact has been in airline bookings where individuals can easily access flight information. For individuals, booking hotel reservations on-line is not as easy.

Airlines have put a crunch on travel agencies by repeatedly placing a cap on the commissions that they will pay travel agencies. This has, in effect, reduced travel agencies' revenues considerably. As such, travel agencies are looking to bookings for accommodations, car rentals and other travel revenue sources. This is resulting in a shakeout in the travel agency industry, and while not everyone will survive the on-going shakeout, we believe that those that do survive will have to use technology and innovative ideas to their advantage. We believe that our digital brochures provide travel agents and potential travelers with greater information regarding the travel destinations and a more positive view of the destination.

For hotels and travel organizations, the competition to capture more of the increasing visitor expenditures is intensifying. On the other side of the equation, travel agencies are looking for alternative revenue sources such as hotel bookings to make up for the loss in revenue from airline commission caps. Our goal is to address the needs of both by creating digital media pieces for hotels and travel organizations to be used in marketing to travel agencies.

We are initially focusing on providing digital brochures for golf resorts in the United Kingdom and using them for promotional activities that target travel agencies. After customer traction is developed in the United Kingdom, we plan to then expand our services to destinations in the United States and continental Europe.

Product and Services
--------------------

Hotels are routinely paying large sums of money for marketing brochures and sales packages to send to travel agencies. We believe that it is not uncommon for hotels to spend significant amounts of money to create a simple brochure or sales package and mail it to several thousand travel agencies. Accordingly, travel agencies receive thousands of solicitations from hotels and tourist destinations. As a result, travel agencies have a need for a cost effective way to store these packages, as well as a way to be able to quickly refer to specific hotels. From a hotel or resort's perspective, it is difficult to set itself apart from the hundreds of other sales packages and brochures that are received. Hotels are now faced with the challenge of getting increasingly complex messages and packages across clearly to the targeted audience in a print brochure.

To meet both of these needs, we are offering photography and digital media services to organizations within the travel industry. Our main product offering is the "shooting" of a customer's premises and/or product offering, creating a digital brochure, (typically in CD-ROM format), and then implementing a marketing campaign that utilizes the digital brochure or digital media sales piece. These CDs can contain the scanned images of the selected hotels including photos of their lobbies, rooms, suites and facilities as well as images of the golf course. Each hotel can choose what content it wants to provide in the brochure, although we anticipate that most hotels will typically provide a brief text description, photos, current room reservation prices and access to a web-based reservations form or system.

In our creation of a marketing initiative, we will work with the resort's staff to determine the best approach. In most cases, a direct mail approach is the recommended approach where marketing pieces are mailed to thousands of recipients, or travel agents in this case. Resorts can choose various marketing packages, however, some of which would be more focused sending several copies of CDs to a smaller number of more targeted travel agencies. If a travel agent responds to the mailing and desires more CDs to circulate to his or her clientele, then the resort will be billed for the additional order of CDs. By billing resorts based upon the number of CD's sent in a mailing, we will generate revenues based on the size of the mailing of CDs to travel agents. Therefore, the larger the marketing initiative undertaken by the resort, the greater the revenues we will generate.

To attract initial customers, we will not charge for the creation of the digital brochure, instead relying on implementing the marketing campaign as our source of revenue. The cost of this strategy is small in terms of potential revenues, as our main expense is staff time with the cash expenses being incurred including travel, film, film development and blank CDs. Travel expenses will account for the majority of these expenses but are minimized due to our President living in the United Kingdom six months of each year. Also, we intend to spread this expense across several potential customers by contemporaneously gathering footage for multiple digital brochures. There can be no assurance, however, that we will be successful in keeping the costs of this strategy to a minimum.

However, once a small customer base is established and we generate credibility with potential customers, we will begin billing potential customers based upon the number of pages and photographs a customer desires to have in the digital brochure. We will also bill potential customers for consulting services regarding our views on how to best organize the brochure.

Market Segmentation and Sales Strategy
--------------------------------------

Our customer focus is on high-end hotels and golf resorts with marketing budgets. In order to be successful in targeting them, however, we must understand their target audience, which is primarily travel agents who serve businesses and middle to high income households. The travel agency segment of the travel industry is highly fragmented and being redefined with the emergence of the Internet as a major vehicle for travel arrangements. Travel agencies can be loosely divided into two distinct segments:

   - Major travel agencies with chains across the United States and throughout the world, and

   - "Mom and Pop" shops with one or a few sites, typically in a specific region.

We believe that focusing on the largest travel agencies will provide greater impact for our clients and intend to pursue these agencies primarily.

Our President has spent approximately 6 months of each of the past 6 years in the United Kingdom. During this time he has established relationships with decision makers at golf hotels and resorts and within the business community in general within the United Kingdom. We anticipate that these relationships will assist our efforts at gaining access to our desired customers. We also hope to establish partnerships with non-profit travel organizations to help promote our products and to build in-roads to the travel industry. These partnerships could vary in nature and structure as some organizations may pursue revenue sharing opportunities while others may desire
marketing and promotional cooperation.   Some of the organizations we
intend to approach include:

-	American Society of Travel Agents - has over 26,500 members in more than 165 countries
-	Institute of Certified Travel Agents (ICTA) - ICTA certification is similar to a Ph.D. in other professions
-	International Hotel Association - offers industry issues and association news to member hotels
-	Association of Corporate Travel Executives - dedicated to
        business travel management
-	Travel Industry Association of America - claims to be the
        "unifying organization for all components of the U.S. travel industry"

Additionally, our Vice President - Graphics and Creative Media has ten years of experience in many areas of marketing, advertising and creative graphic design. We believe that her experiences in creating visually captivating marketing pieces will quickly turn potential customers into actual customers.

Promotion Strategy
------------------

Due to our President's relationships, we plan to initially focus our business development, sales and marketing efforts on golf resorts in the United Kingdom. Within the framework of establishing a geographically concentrated client base, the following strategy will be undertaken utilizing a portion of the proceeds from this offering:

-	Develop a website capable of demonstrating our services and
        stimulating qualified sales leads.
-	Produce a promotional package, utilizing sample digital brochures that can be used to market to potential customers.
-	Develop and implement a direct mail campaign targeting specific hotels where management has established relationships with decision makers.
-	Attend regional travel conferences or shows for hotels,
-	Place advertisements in travel and business journals to develop brand awareness.

Customers
---------

We have begun gathering footage for sample digital brochures for four resorts in the United Kingdom and will not be charging these potential client's for the creation of their CDs. Once we obtain a minimum amount of $100,000 from this offering, we will send the sample CDs to each hotel for their review along with a proposal to conduct marketing services for them utilizing their CD as a sales piece. We will at that time also inform the resorts of our ability to produce more traditional marketing materials. We do not intend to circulate the proposals until funding has been secured in order to avoid having insufficient funds to execute the contracts.

For resorts that accept the proposal, we will bill them based on the number of CDs to be mailed and any other marketing activities that are agreed upon. However, we do not have any customers yet, and there can be no assurance that we will be able to acquire any customers.

Competitive Environment
-----------------------

There are numerous marketing and advertising companies that target hotels and travel companies in general and golf hotels and resorts in particular. These companies create sales packages and brochures for hotels and resorts. Management, however, is not aware of any other businesses currently selling promotional CDs to hotels for distribution to travel agencies.

However, we believe we may experience increasing competition in the future. Competition is not in the form of the brochures being replaced, but rather the marketing companies that create them. Therefore, management believes its biggest threat from competition lies in how quickly other marketing companies adopt innovative technologically based sales pieces. Future competitive factors also include corporate and product reputation, innovation with frequent product enhancement, expansion of integrated product line, product design, functionality and features, product quality, performance, ease-of-use, support and price.

While the Internet provides us with the ability to present interactive information and sales pieces to millions of viewers, it also poses a threat to our business. Trends suggest that there is an increase in a number of people using the Internet to research, plan and book vacations and other travel without the use of travel agents. We are prepared to counter this threat should it have a significant impact upon our business by shifting mailings from travel agencies to targeted mailing lists.

Our future success will depend, in part, upon our ability to increase sales in our targeted markets. There can be no assurance that we will be able to compete successfully with our competitors or that the competitive pressures we face will not have a material adverse effect on us. Our future success will depend in large part upon our ability to increase our share of our target market and to sell additional products and product enhancements to existing customers. However, future competition may result in price reductions, reduced margins or decreased sales.

Employees
---------

We have a total of three employees, two of whom are executives and one of who handles administrative matters on a part time basis. We have no employment or consulting agreements in place at this time. Management expects that as the need arises, we may employ temporary and part-time employees to complete projects and fill orders, particularly with regard to our providing assistance to support our internet site. We presently have no labor union contract between us and any union and we do not anticipate unionization of our personnel in the foreseeable future.

Business Strategy
-----------------

Management believes that referrals from its existing contacts with potential customers and the leads it has already generated will generate revenue and is expected to be the primary source of business in the first year. Once we obtain the minimum amount of $100,000 needed from this offering, we will send sample CDs to four golf resorts for their review along with a proposal to conduct marketing services for them utilizing their CD as a sales piece. The proposals will not be sent until funding has been secured in order to avoid having insufficient funds to execute the contracts.

If a resort accepts our proposal, the marketing projects will be billed such that we should make a small profit (even after factoring in the costs of developing the CDs). We believe that once a resort sees the digital brochure and how much more effective it is than traditional brochures it will contract with us to create a marketing project utilizing the CD. There can be no assurance that any resorts will accept our proposal, nor can there be any assurance that this strategy will be successful.

Because the digital brochure offers more advertising possibilities than print brochures, management believes that large resorts, and smaller hotels will both find our CDs very valuable.

We plan to advertise in trade journals and attend industry conventions to create an image as a key company for digital and photography services in the travel industry.

At the appropriate time in our development of our market segment (when sales are meeting management's projections), management intends to investigate possible strategic alliances with key industry participants to strengthen our image, product and service components and distribution pattern. However, there is presently no relationship with any potential industry candidate under negotiation and management is unable to give any assurances that a future alliance candidate opportunity will present itself, or, if presented, will result in an alliance. If an alliance is developed, we are not able to assure that such alliance will positively effect our operations and profits.

By sending sales pieces and presentations via CD ROM, a business can use a tool that navigates a potential customer through an interactive presentation. By engaging the audience in an interactive, participatory media, companies can simplify a complex sell - delivering messages specifically targeted to different purchasing influencers. Using both interactivity and multimedia, even the most technical information can be animated to provide an engaging and informative presentation.

Since the CDs are played on a computer, once the presentation is done the potential customer can also easily link to any web site that is in the presentation. A CD's information is displayed with full CD quality sound and can be paused, fast forwarded, rewound, or searched.

It is generally recognized that digital brochures can minimize production costs of literature. In most cases, CDs can help a company to minimize its literature fulfillment time and its literature updating costs. For example, there is typically less expense involved in the maintenance, updating and distribution of a CD than for a conventional printed marketing piece with a comparable number of images because there are no color separations, setup charges or other expensive print shop costs. Many marketing agencies claim that sending an innovative presentation via CDs helps to enhance a company's corporate image and credibility.

Property
--------

We do not own any real property. We presently operate out of space owned by our founder and Chief Executive Officer under in a rent-free arrangement.

                                 MANAGEMENT
                                 ----------

A list of the current officers, directors and significant employees appears below. Our directors are elected annually by the shareholders and do not presently receive any fees or other remuneration for their services, although they are reimbursed for expenses associated with attending meetings of the Board of Directors. Our officers are elected by the Board of Directors.



                                                                         Director
Name                  Age     Position                                   Since
----                  ---     -------                                   ---------

Ronald N. Sawchuk     60      Chief Executive Officer, Chief Financial    2002
                              Officer, Chief Accounting Officer, President
                              and Director

Maya Simhon           29      Vice President - Graphics and Creative
                              Media


All directors hold office until the next meeting of shareholders or until their successors are elected and have qualified. Our executive officers serve at the discretion of the board of Directors.

Ronald N. Sawchuk. Mr. Sawchuk has served as Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President and sole Director since inception. Mr. Sawchuk is a life long golfer and traveler and has lived six months of each year in the United Kingdom since spring of 1997. Mr. Sawchuk has served as the Director of Procurement for Pitney Bowes, Inc.'s International operations since November 2002. Other positions at Pitney Bowes are Director of European Procurement from February 2000 and Manager of Strategic Sourcing, since February 1996 in both the US and Europe. Prior to that Mr. Sawchuk served for 31 years at IBM. The majority of his career was in procurement management, spending the final 3 years as a Procurement Brand Acquisition Manager.

Maya Simhon. Ms. Simhon joined us as our Vice President - Graphics and Creative Media in January 2003. Ms. Simhon has ten years experience in conceptualizing, creative graphic design creation, direction, consultation and production experience. In December 2000 Ms. Simhon founded .and graphics, inc. which specializes in marketing, advertising and graphics and at which she has refined her ability to produce marketing materials in virtually any type of media. She currently serves as the Creative Director, Art Director and Graphic Designer for .and graphics, inc.. From June 2000 through November 2000 she served as Senior Graphic Design Director for IMX Pharmaceuticals. Prior to that she served from 1998 through December 2000 as Art Director for Picture Perfect. Ms. Simhon speaks and writes fluently in English, French and Hebrew.

Directors' Remuneration

     Our directors are presently not compensated for serving on the board of directors.


Executive Compensation

Employment Agreements

We have not entered into any employment agreements.

Summary Compensation Table

	The following table sets forth the total compensation paid to or accrued for the period from March 18, 2002 (inception) through July
31, 2002 and for the year ended July 31, 2003 to our President, who was our sole executive officer at the end of our last fiscal year.

Annual Compensation


                                                     Other           Restricted   Securities             All
Name and Principal                                   Annual          Stock        Underlying   LTIP      Other
Position                 Year     Salary    Bonus    Compensation    Awards       Options      Payouts   Compensation
------------------       ----     ------    -----    ------------    ----------   ----------   -------   ------------
Ronald N. Sawchuk,       2002       0         0          0              0             0           0           0
CEO

                         2003       0         0          0              0             0           0           0




           Stock Option Grants in the past fiscal year

We have not issued any grants of stock options in the past fiscal year.

                          PRINCIPAL SHAREHOLDERS
                          ----------------------

The following table sets forth certain information as of August 20, 2003 with respect to the beneficial ownership of the Company's common stock by all persons known by the Company to be beneficial owners of more than 5% of its outstanding shares of its common stock, by directors who own common stock and all officers and directors as a group:


                    Number of       Percentage        Number of       Ownership after
                    shares before   ownership         shares after    offering if all
Name & Address      offering        before offering   offering        shares
sold
--------------      --------------  ---------------   ------------    ---------------
Ron Sawchuk          3,000,000            90%           2,700,000        80.6%

All Officers & Directors
as a group (1 person)


                           SELLING SHAREHOLDERS
                           --------------------

The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of August 20, 2003. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.


                         Ownership of Shares                       Ownership of Shares of
                         of Common Stock         Number of         Common Stock After
                         Prior to Offering       Shares            Offering<F1>
Selling Shareholder     Shares      Percent      Offered Herby    Shares     Percentage
-------------------    --------    ---------     -------------    ------     ----------               ----------
Ron Sawchuk <F2>      3,000,000       90%          300,000        2,700,000      80.6%
Maya Simhon <F3>        100,000        3%          100,000                0      *
Craig Lamb               20,000        *            20,000                0      *
Louis Hyatt              20,000        *            20,000                0      *
Joshua Stefanoff          4,000        *             4,000                0      *
Heather Garland           4,000        *             4,000                0      *
Carolyn Penn              3,000        *             3,000                0      *
Ken Smith                 3,000        *             3,000                0      *
Stephen & Melissa Mish   30,000        *            30,000                0      *
Thomas Kavan              4,000        *             4,000                0      *
Monique Dumas             5,000        *             5,000                0      *
Rad Dumas                 5,000        *             5,000                0      *
Kenneth Pollock          10,000        *            10,000                0      *
Karen Pollock            10,000        *            10,000                0      *
Leora Klein               6,000        *             6,000                0      *
Jeffrey Klein             6,000        *             6,000                0      *
Jane Newman              10,000        *            10,000                0      *
Irwin Newman             10,000        *            10,000                0      *
Mark Palestine            3,000        *             3,000                0      *
Dimitrios Sykokis         3,000        *             3,000                0      *
Robert McGrath            8,000        *             8,000                0      *
Anthony DeMeo             8,000        *             8,000                0      *
Reed Wallace              8,000        *             8,000                0      *
Erin Anderson             8,000        *             8,000                0      *
Tom Skeeba                8,000        *             8,000                0      *
Howard Ash                3,000        *             3,000                0      *
Vanessa Palestine         3,000        *             3,000                0      *
Nicholas Sawchuk         10,000        *            10,000                0      *
Tess Sawchuk             10,000        *            10,000                0      *
Brian Boilen              5,000        *             5,000                0      *
Pam Boilen                5,000        *             5,000                0      *
Courtney Roberts         10,000        *            10,000                0      *
Jo Lenox                  2,500        *             2,500                0      *
Bob Ferguson              3,000        *             3,000                0      *

Total                 3,347,500                    647,500


* Indicates less than 1%

<F1>
1)	Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering. Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.

<F2>
2)	Mr. Sawchuk is our President and Chief Executive Officer.

<F3>
3)	Ms. Simhon is our Vice President - Graphics and Creative Media.

CERTAIN RELATIONSHIPS AND TRANSACTION WITH MANAGEMENT AND OTHERS
-----------------------------------------------------------------


We sold to Mr. Sawchuk 3,000,000 shares of our common stock for $2,000 as "founders stock".



                              LITIGATION
                              ----------

     As of the date of this prospectus, we are not involved in any material litigation nor has any material litigation been threatened against us.

                       DESCRIPTION OF SECURITIES

General

     Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 3,347,500 shares of common stock and no shares of preferred stock were outstanding. We presently act as the transfer agent for our common stock but, prior to an active trading market developing, anticipate hiring an outside professional transfer agent.

Common Stock

     We are authorized to issue 20,000,000 shares of our common stock, $0.0001 par value, of which 3,347,500 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock

     The board of directors has the authority, without further action by our shareholders, to issue up to 5,000,000 shares of preferred stock, par value $.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.


Market for Common Equity and Related Stockholder Matters

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

     As of August 20, 2003, there were 34 shareholders of record of our common stock and a total of 3,347,500 shares outstanding. Of the 3,347,500 shares of common stock outstanding, 3,000,000 shares of common stock are beneficially held by an "affiliate" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

     Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule
144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.

                        DISCLOSURE OF SEC POSITION
             ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


     Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                           PLAN OF DISTRIBUTION
                           --------------------

     Upon effectiveness of this registration statement, we will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution is Ronald N. Sawchuk, our Principal Executive Officer, who is exempt from registration as a broker dealer under Rule 3a4-1 of the Securities Exchange Act. All shares of our common stock that we are registering for sale by the company that we are able to sell will be sold at a price per share of $0.20. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks shall be made to the order of Golf Travel Promotions, Inc.

     While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sales, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sale of the shares pursuant to the terms hereof.

     The selling shareholders will sell their shares at a price per share of $0.20 until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Accordingly, the prices at which the selling shareholder's shares are sold may be different than the price of shares that we sell. These sales by Selling Shareholders may occur contemporaneously with sales by us. The sale of the common stock offered by the selling shareholders through this prospectus may be effected in one or more of the following:

-       Ordinary brokers' transactions;
-       Transactions involving cross or block trades or otherwise
- Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
- "at the market" to or through market makers or into any market for the common stock which may develop;
- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
-       in privately negotiated transactions; or
-       any combination of the foregoing.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

     Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. In the event that we use an underwriter or a broker-dealer to consummate the sale of the shares we are registering for sale by the company, we will file a post-effective amendment to this registration statement setting forth the name of such entity and the terms under which such entity is participating in this offering.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                              LEGAL MATTERS
                              -------------

     Legal matters in connection with this offering will be passed upon for us by The Law Office of L. Van Stillman, P.A., Delray Beach, Florida.

                                EXPERTS
                                -------

     The financial statements for the year ended July 31, 2003 and for the period from March 18, 2002 (inception) to July 31, 2002 and for the period from March 18, 2002 (inception) to July 31, 2003 included in this prospectus have been so included in reliance on the report of Webb & Company, P.A., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                    WHERE YOU CAN FIND MORE INFORMATION


     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Golf Travel Promotions, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Golf Travel Promotions, Inc., 11834 Island Lakes Lane, Boca Raton, Florida 33498 Attention: Ronald N. Sawchuk, CEO.

     Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine.

                          GOLF TRAVEL PROMOTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                          AS OF JULY 31, 2003 AND 2002

                          GOLF TRAVEL PROMOTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)



                                    CONTENTS
                                    --------


PAGE   1         INDEPENDENT AUDITORS' REPORT

PAGE   2         BALANCE SHEETS AS OF JULY 31, 2003 AND 2002

PAGE   3         STATEMENTS OF OPERATIONS FOR THE YEAR ENDED JULY 31,
                 2003 AND FOR THE PERIOD FROM MARCH 18, 2002
                 (INCEPTION) TO JULY 31, 2002 AND FOR THE PERIOD FROM
                 MARCH 18, 2002 (INCEPTION) TO JULY 31, 2003

PAGE   4         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE
                 PERIOD FROM MARCH 18, 2002 (INCEPTION) TO JULY 31,
                 2003

PAGE   5         STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED JULY 31,
                 2003 AND FOR THE PERIOD FROM MARCH 18, 2002
                 (INCEPTION) TO JULY 31, 2002 AND FOR THE PERIOD FROM
                 MARCH 18, 2002 (INCEPTION) TO JULY 31, 2003

PAGES  6 - 9     NOTES TO FINANCIAL STATEMENTS

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

To the Board of Directors of:
Golf Travel Promotions, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Golf Travel Promotions, Inc. (a development stage company) as of July 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended July 31, 2003 and for the period from March 18, 2002 (inception) to July 31, 2002 and for the period from March 18, 2002 (inception) to July 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Golf Travel Promotions, Inc. (a development stage company) as of July 31, 2003 and 2002 and the results of its operations and its cash flows for the year ended July 31, 2003 and for the period from March 18, 2002 (inception) to July 31, 2002 and for the period from March 18, 2002 (inception) to July 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage with no operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEBB & COMPANY, P.A.

Boynton Beach, Florida
August 22, 2003
                                       1

                           GOLF TRAVEL PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                 AS OF JULY 31,
                                 --------------


                                    ASSETS
                                    ------
                                                       2003           2002
                                                    ----------     ----------

CURRENT ASSETS
 Cash                                               $  18,569      $   4,645
                                                    ----------     ----------
Total Current Assets                                   18,569          4,645
                                                    ----------     ----------

PROPERTY AND EQUIPMENT, NET                             1,378            -
                                                    ----------     ----------

TOTAL ASSETS                                        $  19,947      $   4,645
                                                    ==========     ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

TOTAL LIABILITIES                                   $    -         $     -


STOCKHOLDERS' EQUITY
 Preferred stock, $0.0001 par value, 5,000,000
  shares authorized, none issued and outstanding         -               -
 Common stock, $0.0001 par value, 20,000,000 shares
  authorized, 3,344,500 and 3,098,000 shares issued
  and outstanding, respectively                           335            310
 Additional paid in capital                            37,115         10,090
 Subscription receivable                                 -            (2,250)
 Accumulated deficit during development stage         (17,503)        (3,505)
                                                    ----------     ----------
Total Stockholders' Equity                             19,947          4,645
                                                    ----------     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $  19,947      $   4,645
                                                    ==========     ==========



                 See accompanying notes to financial statements.

                          GOLF TRAVEL PROMOTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                            ------------------------


                                                 For The         For The
                                                 Period From     Period From
                                     For The     March 18, 2002  March 18, 2002
                                    Year Ended   (Inception)     Inception
                                     July 31,     To July 31,    To July 31,
                                      2003         2002             2003
                                    ----------   ------------    -----------

REVENUE                             $   3,900    $     -         $   3,900

OPERATING EXPENSES
 Contributed services                  12,000        3,500          15,500
 Stock issued for services              5,000          -             5,000
 General and administrative               898            5             903
                                    ----------   ------------    -----------
Total Operating Expenses               17,898        3,505          21,403
                                    ----------   ------------    -----------

LOSS FROM OPERATIONS                  (13,998)      (3,505)        (17,503)

Provision for Income Taxes                -            -               -
                                    ----------   ------------    -----------

NET LOSS                            $ (13,998)   $  (3,505)      $ (17,503)
                                    ==========   ============    ===========

Net loss per share - basic and
diluted                             $   (0.01)   $   (0.00)      $   (0.01)
                                    ==========   ============    ===========

Weighted average number of shares
outstanding during the period -
basic and diluted                   3,196,021    3,036,449       3,152,242
                                    ==========   ============    ===========



                See accompanying notes to financial statements.

                         GOLF TRAVEL PROMOTIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                    STATEMENT OF STOCKHOLDERS' DEFICIENCY
         FOR THE PERIOD FROM March 18, 2002 (INCEPTION) TO JULY 31, 2003
         ---------------------------------------------------------------


                                                                                     Accumulated
                        Preferred      Common              Additional               Deficit During
                          Stock        Stock               Paid-In    Subscription  Development
                     Shares    Amount  Shares      Amount  Capital    Receivable       Stage        Total
                     ------    ------  ------      ------  ---------- ------------  -----------     --------
Stock issued for
cash
($0.02 per share)      -       $  -    3,098,000   $  310  $ 6,590    $  (2,250)    $   -           $  -

In-kind contribution
of services            -          -        -          -      3,500          -           -              3,500

Net loss for the
period from
March 18, 2002
(inception) to
July 31, 2002          -          -        -          -        -            -         (3,505)         (3,505)
                     ------    ------  ---------   ------  ---------- ------------  -----------     ---------
Balance, July 31,
2002                   -          -    3,098,000      310   10,090       (2,250)      (3,505)          4,645

Stock issued for
cash
($0.05 per share)      -          -       92,000        9    4,591        2,250         -              6,850

Stock issued for
cash ($0.10 per
share)                 -          -       54,500        6    5,444          -           -              5,450

In-kind contribution
of services            -          -        -          -     12,000          -           -             12,000

Stock issued for
services
($0.05 per share)      -          -      100,000       10    4,990          -           -              5,000

Net loss               -          -        -          -        -            -        (13,998)        (13,998)
                     ------    ------  ---------   ------  ---------- ------------  -----------     ---------

BALANCE, JULY 31,
2003                   -       $  -    3,344,500   $  335  $37,115     $    -       $(17,503)       $ 19,947
=================    ======    ======  =========   ======  ========== ============  ===========     =========


                    See accompanying notes to financial statements.

                         GOLF TRAVEL PROMOTIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF CASH FLOWS
                           -----------------------


                                                 For The         For The
                                                 Period From     Period From
                                     For The     March 18, 2002  March 18, 2002
                                    Year Ended   (Inception)     Inception
                                     July 31,     To July 31,    To July 31,
                                      2003         2002             2003
                                    ----------   ------------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:

 Net loss                           $  (13,998)  $    (3,505)    $  (17,503)
 Adjustments to reconcile net loss
  to net cash provided by (used in)
  operating activities:
  Depreciation                             688           -              688
  Stock issued for services              5,000           -            5,000
  In-kind contribution of services      12,000         3,500         15,500
                                    -----------  ------------    -----------
   Net Cash Provided By (Used In)
    Operating Activities                 3,690            (5)         3,685
                                    -----------  ------------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

 Purchase of property and equipment     (2,066)          -           (2,066)
                                    -----------  ------------    -----------
Net Cash Used In Investing Activities   (2,066)          -           (2,066)
                                    -----------  ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

 Proceeds from issuance of
  common stock                          12,300         4,650         16,950
                                    -----------  ------------    -----------
  Net Cash Provided By Financing
   Activities                           12,300         4,650         16,950
                                    -----------  ------------    -----------
NET INCREASE IN CASH                    13,924         4,645         18,569


CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                     4,645           -              -
                                    -----------  ------------    -----------
CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                      $   18,569   $     4,645     $   18,569
                                    ===========  ============    ===========

                         GOLF TRAVEL PROMOTIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                        AS OF JULY 31, 2003 AND 2002
                        ----------------------------


NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------

(A) Organization

Golf Travel Promotions, Inc. (a development stage company) (the
"Company") was incorporated under the laws of the State of Florida on March 18, 2002. The Company plans to provide marketing services for golf related travel destinations outside of the United States.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of three years.

(D) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the
enactment date.   As of July 31, 2003, the Company has a net
operating loss carryforward of approximately $5,900 available to offset future taxable income through 2003. The valuation allowance at July 31, 2002 was $2. The net change in the valuation allowance for the year ended July 31, 2003 was an increase of $ 2,004.
                                       6

                         GOLF TRAVEL PROMOTIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                        AS OF JULY 31, 2003 AND 2002
                        ----------------------------


(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of July 31, 2003 and 2002, there were no common share equivalents outstanding.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company recognizes revenues from the production of marketing materials when the materials are shipped. The Company recognizes revenue from services when the services are provided.

(H) New Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No.
6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares.
This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

                         GOLF TRAVEL PROMOTIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                        AS OF JULY 31, 2003 AND 2002
                        ----------------------------


NOTE 2	PROPERTY AND EQUIPMENT
------  ----------------------

The following is a summary of property and equipment at July 31:

                                       2003            2002
                                  -------------    -----------
Office equipment                   $    2,066       $   -
Less: accumulated depreciation           (688)          -
                                  -------------    -----------
Property and equipment, net        $    1,378       $   -
                                  =============    ===========

Depreciation expense for the year ended July 31, 2003 and for the period from March 18, 2002 (inception) to July 31, 2002 and for the period from March 18, 2002 (inception) to July 31, 2003 was
$688, $0 and $688, respectively.

NOTE 3	STOCKHOLDERS' DEFICIENCY
------  ------------------------

(A) Stock Issued for Cash

During 2002, the Company issued 3,000,000 shares of common stock to its founder for $2,000 ($0.001 per share).

During 2002, the Company issued 98,000 shares of common stock for $4,900 ($0.05 per share).

During 2003, the Company issued 92,000 shares of common stock for $4,600 ($0.05 per share).

During 2003, the Company issued 54,500 shares of common stock for $5,450 ($0.10 per share).

(B) Stock Issued for Services

During 2003, the Company issued 100,000 shares of common stock for professional services valued for financial accounting purposes at $5,000 ($0.05 per share) based upon recent cash offering prices.

                         GOLF TRAVEL PROMOTIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                        AS OF JULY 31, 2003 AND 2002
                        ----------------------------



(C) In-Kind Contribution

During 2002, the Company recorded additional paid in capital of $3,500 for the fair value of services contributed to the Company by its president.

During 2003, the Company recorded additional paid in capital of $12,000 for the fair value of services contributed to the Company by its president

NOTE 4	GOING CONCERN
------  -------------

As reflected in the accompanying financial statements, the Company is in the development stage with no operations. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 5	SUBSEQUENT EVENT
------  ----------------

During August 2003, the Company issued 3,000 shares of common stock for cash of $300 ($0.10 per share).

     No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Golf Travel Promotions, Inc.
This prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

Until _________ __, 2003 (90 days after the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                          GOLF TRAVEL PROMOTIONS, INC.


                        3,147,500 SHARES OF COMMON STOCK




                                  PROSPECTUS



                                August 27, 2003

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

        ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

      ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	We estimate that expenses in connection with this registration statement will be as follows:

SEC registration fee                $       51
Accounting fees and expenses        $    3,000
Legal                               $   10,000
Miscellaneous*                      $    2,449
                                    ----------

Total                               $   15,500

* estimates

         ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering.

All shareholders other than Mr. Ronald N. Sawchuk and Ms. Maya Simhon, purchased their shares in an offering under Regulation D, Rule 504 of the Securities Act of 1933, as amended. All investors were given access to corporate books and records as well as the ability to ask
questions of the company's management.    No general solicitation or
advertising was used in approaching the investors.

Mr. Sawchuk and Ms. Simhon were each issued shares in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering. Mr. Sawchuk, our President and Chairman of our Board of Directors purchased his shares from the company for $2,000. Ms. Simhon received her shares as payment for services rendered which we valued at $5,000. Mr. Sawchuk and Ms. Simhon are sophisticated investors who had access to corporate books and records as well as either being involved in management of the company or having the ability to ask questions of the company's management. All shares issued under the private placement and all shares issued to Mr. Sawchuk and Ms. Simhon have been and will remain restricted and may not be transferred unless and until the effectiveness of this registration statement or pursuant to another applicable exemption.

Date    Name                    # of Shares     Total Price
-----------------------------------------------------------------
3/15/02  Ronald N. Sawchuk        3,000,000         2,000
6/3/02   Craig Lamb                  20,000         1,000
6/3/02   Louis Hyatt                 20,000         1,000
6/5/02   Joshua Stefanoff             4,000           200
6/5/02   Heather Garland              4,000           200
6/13/02  Carolyn Penn                 3,000           150
6/13/02  Ken Smith                    3,000           150
6/15/02  Stephen & Melissa Mish      30,000         1,500
6/15/02  Thomas Kavan                 4,000           200
6/20/03  Monique Dumas                5,000           250
6/20.03  Rad Dumas                    5,000           250
12/13/02 Kenneth Pollock             10,000         1,000
12/13/02 Karen Pollock               10,000         1,000
12/13/02 Leora Klein                  6,000           600
12/13/02 Jeffrey Klein                6,000           600
12/13/02 Jane Newman                 10,000         1,000
12/13/02 Irwin Newman                10,000         1,000
1/6/03   Maya Simhon                100,000             *
5/26/03  Mark Palestine               3,000           300
5/28/03  Dimitrios Sykokis            3,000           300
6/1/03   Robert McGrath               8,000           400
6/1/03   Anthony DeMeo                8,000           400
6/5/03   Reed Wallace                 8,000           400
6/5/03   Erin Anderson                8,000           400
6/5/03   Tom Skeeba                   8,000           400
6/5/03   Howard Ash                   3,000           400
7/20/03  Vanessa Palestine            3,000           300
7/20/03  Nicholas Sawchuk            10,000         1,000
7/20/03  Tess Sawchuk                10,000         1,000
7/26/03  Brian Boilen                 5,000           500
7/26/03  Pam Boilen                   5,000           500
7/28/03  Courtney Roberts            10,000         1,000
7/28/03  Jo Lenox                     2,500           250
8/1/03   Bob Ferguson                 3,000           300


* issued for services rendered

                         ITEM 27. EXHIBITS

Exhibit Number		Description
--------------          -----------

      3.1     Articles of Incorporation of Golf Travel Promotions, Inc

      3.2     Bylaws of Golf Travel Promotions, Inc

      3.3     Specimen certificate of the Common Stock of Golf Travel
              Promotions, Inc.

      5.1 Opinion of Law Office of L.Van Stillman, PA as to legality of securities being registered

     23.1     Consent of Webb & Company, P.A.

     23.2     Consent of Law Office of L. Van Stillman, PA
              (included in Exhibit 5.1)

                        ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
        i. Include any prospectus required by Section 10(a)(3) of the Securities Act;
       ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
           (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus wiled with the Commission pursuant to Rule
           424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
      iii. Include any additional or changed material information on the plan of distribution.
    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
    (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
    (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
    (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton state of Florida, on August 27, 2003.

                        GOLF TRAVEL PROMOTIONS, INC.

                        By: /s/ Ronald N. Sawchuk
                          -----------------------
                           Ronald N. Sawchuk
                           Principal Executive Officer, President,
                           Principal Financial Officer and Director


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on August 27, 2003.

  /s/ Ronald N. Sawchuk		Principal Executive Officer, President,
-----------------------          Principal Financial Officer and Director
      Ronald N. Sawchuk